CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this post-effective amendment No. 6 to the Registration Statement on Form SB-2, of our report dated March 26, 2006 relating to the December 31, 2005 and 2004 financial statements of Alliance Recovery Corporation.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
January 8, 2007